UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 15, 2017

Stewardship Financial Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or other jurisdiction of incorporation)	1-33377 (Commission File Number)	22-3351447 (I.R.S. Employer Identification No.)

630 Godwin Avenue Midland Park, NJ (Address of principal executive offices)		07432 (Zip Code)

Registrant’s telephone number, including area code: (201) 444-7100 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2017, Kim V. Vierheilig was appointed to the Board of Directors of Stewardship Financial Corporation (the “Corporation”) as well as the Corporation’s subsidiary, Atlantic Stewardship Bank (the “Bank”), and shall serve in such capacity until the Corporation’s annual shareholders' meeting in 2018.

Ms. Vierheilig, a Registered Architect, is a Vice President with LAN Associates, a company that provides engineering, planning, architecture and surveying services. She oversees Design Construction Documents, Construction Administration and manages the Architectural Department. In addition, she is responsible for staffing, budgeting, business development and public relations and oversees marketing. She received both her Bachelor of Architecture and Master Science in Management degrees from New Jersey Institute of Technology.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWARDSHIP FINANCIAL CORPORATION

Date: August 18, 2017

	By:	/s/ Claire M. Chadwick
		Name:	Claire M. Chadwick
		Title:	Executive Vice President and Chief Financial Officer